MEDIA CONTACT:	ANALYSTS CONTACT:
Pat D. Hemlepp	Bette Jo Rozsa
Director, Corporate Media Relations	Managing Director, Investor Relations
614/716-1620	614/716-2840

FOR IMMEDIATE RELEASE

AEP EARNINGS INCREASE FOR FOURTH QUARTER, YEAR;
COMPANY HIKES 2008 ONGOING EARNINGS GUIDANCE RANGE

•	2007 fourth-quarter earnings: $0.58 per share GAAP, $0.52 per share ongoing
•	2007 full-year earnings: $2.73 per share GAAP, $3.00 per share ongoing
•	New rates for utilities in five states, favorable weather, marketing successes increase ongoing earnings for the quarter and year
•	Company increases ongoing earnings guidance for 2008 to between $3.10 and $3.30 per share

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	4th quarter ended Dec. 31			12 months ended Dec. 31
	2006	2007	Variance	2006	2007	Variance
Revenue ($ in billions)	3.0	3.3	0.3	12.6	13.4	0.8
Earnings ($ in millions):
GAAP	181	231	50	1,002	1,089	87
Ongoing	151	209	58	1,093	1,199	106
EPS ($):
GAAP	0.46	0.58	0.12	2.54	2.73	0.19
Ongoing	0.38	0.52	0.14	2.77	3.00	0.23

EPS based on 396mm shares in Q4 2006, 400mm in Q4 2007, 394mm in 12 mo. 2006 and 399mm in 12 mo. 2007

COLUMBUS, Ohio, Jan. 29, 2008 - American Electric Power (NYSE: AEP) today reported 2007 year-end earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $1.089 billion, or $2.73 per share, compared with $1.002 billion, or $2.54 per share, for 2006. Ongoing earnings (earnings excluding special items) for 2007 were $1.199 billion, or $3.00 per share, compared with $1.093 billion, or $2.77 per share, for 2006.

GAAP earnings for fourth-quarter 2007 were $231 million, or $0.58 per share, compared with $181 million, or $0.46 per share, for fourth-quarter 2006. Ongoing earnings for fourth-quarter 2007 were $209 million, or $0.52 per share, compared with $151 million, or $0.38 per share, for fourth-quarter 2006.

GAAP earnings for fourth-quarter 2007 were $22 million higher than ongoing earnings primarily because of the gain on the October 2007 sale of AEP’s 50-percent equity interest in the Sweeny Cogeneration plant in Texas to ConocoPhilips and favorable tax adjustments related to assets disposed of in prior years, which were somewhat offset by interest expense related to an adverse U.S. District Court decision in the Bank of America proceeding related to the Bammel natural gas storage facility.

For the year, GAAP earnings were $110 million less than ongoing earnings primarily because of the effect of Virginia re-regulation, enacted in April 2007, which resulted in a return to a form of cost-based regulation for the generation portion of electric utility service in Virginia, and the effect of a settlement agreement reached with the U.S. Environmental Protection Agency, the U.S.Department of Justice, eight states and 14 environmental organizations resolving all issues related to claims against AEP regarding New Source Review requirements of the Clean Air Act.

A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year is included in tables at the end of this news release.

“Our ongoing earnings for the fourth quarter increased by almost 40 percent from the same period last year, which pushed our ongoing earnings for 2007 to the top of our earnings guidance range for the year,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. “We had a very good quarter and year, with a number of factors contributing to the excellent earnings results.

“Our utilities benefited from continued efficient operation, implementation of new rates in five of our 11 states and more favorable weather than we had in 2006,” Morris said. “We’ve seen continued success in our power marketing efforts, reaching new long-term power-supply agreements with municipal electric systems and rural electric cooperatives. This provides an important revenue stream and enables us to make the best use of our generation fleet. And our sale of a Louisiana power plant in late 2006 eliminated an asset that had operated at a loss, which helped to improve the year-to-year earnings comparison.”

EARNINGS GUIDANCE

AEP increased its 2008 ongoing earnings guidance range to between $3.10 and $3.30 per share from the previous range of between $3.05 and $3.25 per share.

“The decision to increase our guidance is driven by our forecast for continued strong results from our wholesale marketing activities as well as the earnings potential related to the implementation of our regulatory plan,” Morris said.

In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

 SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q4 06	Q4 07	Variance	12 mo. 06	12 mo. 07	Variance
Utility Operations	126	152	26	1,028	1,086	58
Ongoing EPS	0.31	0.38	0.07	2.61	2.72	0.11
MEMCO	26	21	(5)	80	61	(19)
Ongoing EPS	0.07	0.05	(0.02)	0.20	0.15	(0.05)
Generation and Marketing	2	20	18	12	37	25
Ongoing EPS	0.01	0.05	0.04	0.03	0.09	0.06
All Other	(3)	16	19	(27)	15	42
Ongoing EPS	(0.01)	0.04	0.05	(0.07)	0.04	0.11
Ongoing Earnings	151	209	58	1,093	1,199	106
Ongoing EPS	0.38	0.52	0.14	2.77	3.00	0.23

EPS based on 396mm shares in Q4 2006, 400mm in Q4 2007, 394mm in 12 mo. 2006 and 399mm in 12 mo. 2007

Ongoing earnings from Utility Operations increased $26 million during fourth-quarter 2007 compared with fourth-quarter 2006. Higher gross margins from retail sales and off-system sales were somewhat offset by higher expenses than recorded in the prior period. A severe December ice storm in AEP’s Oklahoma service territory increased operations and maintenance expenses by approximately $70 million; the total cost of the storm, including capital, was approximately $90 million.

For the 12-month period, ongoing earnings from Utility Operations increased by $58 million from 2006 because of higher retail sales, reflecting higher usage, favorable rate changes and an increase in off-system sales. The improved margins were partially offset by increased expenses, primarily related to Oklahoma ice storms in January and December and higher interest expense. The year-to-year comparison also reflects the reduction in 2007 of the earnings-sharing payment from Centrica, the final payment from a multi-year earnings-sharing agreement established in 2002 when AEP sold its Texas retail electricity providers to Centrica.

Ongoing earnings from MEMCO barge operations were lower for the quarter and year than in prior periods because of a decrease in northbound freight demand, primarily related to steel and cement imports, and higher operating costs brought by increased fleet size, higher labor costs and increased fuel prices.

The increase in ongoing earnings from Generation and Marketing is primarily attributed to new contracts with municipalities and cooperatives. Generation and Marketing includes AEP’s non-regulated generating, marketing and risk management activities, primarily in the Electric Reliability Council of Texas.

All Other, which includes the Parent Company and other investments, improved in both the quarter and year when compared to the prior periods. The 2006 results included the losses from operations at the Plaquemine Cogeneration Facility in Louisiana that was sold to The Dow Chemical Company during fourth-quarter 2006. The favorable year-over-year results were somewhat offset by lower interest income and tax adjustments at the Parent.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q4 06	Q4 07	Variance	12 mo. 06	12 mo. 07	Variance
East Regulated Integrated Utilities	565	582	17	2,111	2,215	104
Ohio Companies	525	582	57	2,110	2,452	342
West Regulated Integrated Utilities	230	230	0	1,018	994	(24)
Texas Wires	114	133	19	476	529	53
Off-System Sales	144	204	60	829	939	110
Net Transmission Revenue	52	19	(33)	271	152	(119)
Other Operating Revenue	146	121	(25)	527	536	9
Utility Gross Margin	1,776	1,871	95	7,342	7,817	475
Operations & Maintenance	(885)	(957)	(72)	(3,177)	(3,326)	(149)
Depreciation & Amortization	(375)	(361)	14	(1,435)	(1,483)	(48)
Taxes Other Than Income Taxes	(178)	(188)	(10)	(735)	(748)	(13)
Interest Expense & Preferred Dividend	(195)	(191)	4	(670)	(790)	(120)
Other Income & Deductions	75	31	(44)	246	124	(122)
Income Taxes	(92)	(53)	39	(543)	(508)	35
Utility Operations Ongoing Earnings	126	152	26	1,028	1,086	58
Ongoing EPS	0.31	0.38	0.07	2.61	2.72	0.11

EPS based on 396mm shares in Q4 2006, 400mm in Q4 2007, 394mm in 12 mo. 2006 and 399mm in 12 mo. 2007

Retail Sales - Results for the fourth quarter and year were higher than results in the same periods in 2006, primarily because of increased usage attributed in part to favorable weather, and the implementation of new rates in the Ohio Companies and in AEP’s utilities in Virginia, Texas, Oklahoma and Kentucky. Sales to municipal and cooperative customers continue to add to the positive results in the East. Fourth-quarter heating degree-days were 9 percent lower than normal but 8 percent higher than in the same period last year in AEP’s East service territories and 5 percent lower than normal but 11 percent higher than in last year’s fourth quarter in AEP’s western service territory. Usage increases attributable to weather in 2007, when compared to the same periods in 2006 when weather was milder, increased 2007 gross margins by $22 million for the fourth quarter and $105 million for the year.

Off-System Sales - Gross margins from Off-System Sales for the fourth quarter were higher than in the prior period primarily because of higher volumes and prices. Stronger realized prices led to the improvement in gross margins for the year when compared to results for 2006.

Net Transmission Revenues - Transmission Revenues decreased $33 million for the fourth quarter and $119 million for the year when compared to the same periods in 2006 primarily because of PJM Interconnection’s implementation of marginal-loss dispatch and settlement implemented in June 2007.

Other Operating Revenue - Other Operating Revenues were lower in fourth-quarter 2007 than in the prior period because of lower third-party and miscellaneous revenues. For the year, Other Operating Revenues were higher than in 2006 because of increased securitization revenue at AEP Texas Central, partially offset by fewer sales of emissions allowances.

Operations & Maintenance Expense - Operations & Maintenance Expenses were higher during the fourth quarter and year as compared with the same periods in 2006 primarily because of higher steam production expenses and costs for storm damage repair in Oklahoma. The full-year comparison includes storm damage repair for ice storms in Oklahoma in January 2007 as well as the large storm in December 2007.

Depreciation & Amortization - Depreciation & Amortization expenses were lower for fourth-quarter 2007 when compared to the same period in 2006 primarily because of lower depreciation expense in Indiana and Michigan brought by the change in depreciation rates approved in June 2007 by the Indiana Utility Regulatory Commission and in September 2007 by the Michigan Public Service Commission, lower depreciation expense in Virginia as a result of the base rate case final order in May 2007, and lower depreciation in Oklahoma because of a base rate case final order received in October 2007. For the 12-month period, Depreciation & Amortization expenses were higher in 2007 than in 2006 primarily because of increases in regulatory amortizations, primarily related to securitization at AEP Texas Central, and higher depreciable property balances, somewhat offset by the lower depreciation rates mentioned above.

Interest Expense & Preferred Dividends - The increase in Interest Expense for the 12-month period is primarily because of increased long-term debt, higher interest rates on variable-rate debt and the issuance of securitization bonds at AEP Texas Central.

Other Income & Deductions - The decrease in Other Income & Deductions in fourth-quarter 2007 from the same period in 2006 is primarily attributed to the reinstatement in fourth-quarter 2006 of environmental and reliability deferred carrying costs for Appalachian Power in Virginia. These costs had previously been written off. The decrease for the year from the same period of 2006 is because of the lower earnings-sharing payment received from Centrica and lower carrying-cost income being recorded after AEP Texas Central began recovering stranded costs during fourth-quarter 2006.

Income Taxes - Income taxes for 2007’s fourth quarter and 12-month period were lower than those in the same periods of 2006 primarily because of unfavorable federal income tax adjustments in 2006 and favorable amended state tax return adjustments in 2007.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EST today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning more than 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

This report made by AEP and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including AEP’s ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas and other energy-related commodities; changes in utility regulation, including the potential for new legislation in Ohio and membership in and integration into regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 4th Quarter 2007 Actual vs 4th Quarter 2006 Actual

	2006 Actual		2007 Actual
	($ millions)	EPS	($ millions)	EPS

UTILITY OPERATIONS:
Gross Margin:
East Regulated Integrated Utilities	565		582
Ohio Companies	525		582
West Regulated Integrated Utilities	230		230
Texas Wires	114		133
Off-System Sales	144		204
Net Transmission Revenue	52		19
Other Operating Revenue	146		121
Utility Gross Margin	1,776		1,871

Operations & Maintenance	(885)		(957)
Depreciation & Amortization	(375)		(361)
Taxes Other than Income Taxes	(178)		(188)
Interest Exp & Preferred Dividend	(195)		(191)
Other Income & Deductions	75		31
Income Taxes	(92)		(53)
Utility Operations On-Going Earnings	126	0.31	152	0.38

NON-UTILITY OPERATIONS:
MEMCO	26	0.07	21	0.05
Generation & Marketing	2	0.01	20	0.05

Parent & Other On-Going Earnings	(3)	(0.01)	16	0.04

ON-GOING EARNINGS	151	0.38	209	0.52

For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 4th Quarter 2007
Reconciliation of On-going to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	152	21	20	16	209	$0.52

Dispositions:
Gain on Sale of UK Operations	-	-	-	18	18	$0.05
Gain on Sale of Sweeny Plant	-	-	30	-	30	$0.08
Gain on Sale of Seeboard	-	-	-	4	4	$0.01
Bank of America / HPL gas storage reservoir	-	-	-	(30)	(30)	$(0.08)
	-	-	-	-	-	$-

Total Special Items	-	-	30	(8)	22	$0.06

Reported Earnings	152	21	50	8	231	$0.58

Financial Results for the 4th Quarter 2006
Reconciliation of On-going to Reported Earnings

	2006
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	126	26	2	(3)	151	$0.38

Dispositions:
Gain on Sale of UK Operations	-	-	-	(1)	(1)	$-
Gain on Sale of ICE Shares	-	-	-	15	15	$0.04
Gain on Sale of Seeboard	-	-	-	5	5	$0.01
Gain on Sale of Pacific Hydro	-	-	-	7	7	$0.02
Adjustments to Prior Dispositions	-	-	-	4	4	$0.01

Total Special Items	-	-	-	30	30	$0.08

Reported Earnings	126	26	2	27	181	$0.46

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended December 31,
	2006	2007	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	11,212	11,161	-0.5%
Commercial	9,430	9,795	3.9%
Industrial	13,509	14,456	7.0%
Miscellaneous	662	633	-4.4%
Total Domestic Retail (a)	34,813	36,045	3.5%

Wholesale - Domestic Electric (in millions of kWh): (b)	9,433	11,269	19.5%

Texas Wires Delivery (in millions of kWh):	6,043	6,385	5.7%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	904	973	7.6%
- Cooling (d)	9	77	755.6%
Normal - Heating (c)		1,068	-8.9%*
- Cooling (d)		15	413.3%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	509	565	11.0%
- Cooling (d)	105	160	52.4%
Normal - Heating (c)		595	-5.0%*
- Cooling (d)		97	64.9%*

* 2007 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD December 2007 Actual vs YTD December 2006 Actual

	2006 Actual		2007 Actual
	($ millions)	EPS	($ millions)	EPS

UTILITY OPERATIONS:
Gross Margin:
East Regulated Integrated Utilities	2,111		2,215
Ohio Companies	2,110		2,452
West Regulated Integrated Utilities	1,018		994
Texas Wires	476		529
Off-System Sales	829		939
Net Transmission Revenue	271		152
Other Operating Revenue	527		536
Utility Gross Margin	7,342		7,817

Operations & Maintenance	(3,177)		(3,326)
Depreciation & Amortization	(1,435)		(1,483)
Taxes Other than Income Taxes	(735)		(748)
Interest Exp & Preferred Dividend	(670)		(790)
Other Income & Deductions	246		124
Income Taxes	(543)		(508)
Utility Operations On-Going Earnings	1,028	2.61	1,086	2.72

NON-UTILITY OPERATIONS:
MEMCO	80	0.20	61	0.15
Generation & Marketing	12	0.03	37	0.09

Parent & Other On-Going Earnings	(27)	(0.07)	15	0.04

ON-GOING EARNINGS	1,093	2.77	1,199	3.00
For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2007
Reconciliation of On-going to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	1,086	61	37	15	1,199	$3.00

Dispositions:
Gain on Sale of UK Operations	-	-	-	20	20	$0.05
Gain on Sale of Sweeny Plant	-	-	30	-	30	$0.08
Bank of America / HPL gas storage reservoir	-	-	-	(30)	(30)	$(0.07)
Gain on Sale of Seeboard	-	-	-	4	4	$0.01

Other
Virginia Re-Regulation SFAS 71	(79)	-	-	-	(79)	$(0.20)
New Source Review	(55)	-	-	-	(55)	$(0.14)

Total Special Items	(134)	-	30	(6)	(110)	$(0.27)

Reported Earnings	952	61	67	9	1,089	$2.73

Financial Results for Year-to-Date 2006
Reconciliation of On-going to Reported Earnings

	2006
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	1,028	80	12	(27)	1,093	$2.77

Dispositions:
Gain on Sale of UK Operations	-	-	-	5	5	$0.01
Gain on Sale of ICE Shares	-	-	-	24	24	$0.06
Impairment of Plaquemine Plant	-	-	-	(136)	(136)	$(0.34)
Gain on Sale of Seeboard	-	-	-	5	5	$0.01
Gain on Sale of Pacific Hydro	-	-	-	7	7	$0.02
Adjustments to Prior Dispositions	-	-	-	4	4	$0.01

Total Special Items	-	-	-	(91)	(91)	$(0.23)

Reported Earnings	1,028	80	12	(118)	1,002	$2.54

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	12 Months Ended December 31,
	2006	2007	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	47,222	49,176	4.1%
Commercial	38,579	40,545	5.1%
Industrial	53,914	57,566	6.8%
Miscellaneous	2,653	2,565	-3.3%
Total Domestic Retail (a)	142,368	149,852	5.3%

Wholesale - Domestic Electric (in millions of kWh): (b)	44,564	42,917	-3.7%

Texas Wires Delivery (in millions of kWh):	26,382	26,682	1.1%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	2,477	3,014	21.7%
- Cooling (d)	923	1,266	37.2%
Normal - Heating (c)		3,042	-0.9%*
- Cooling (d)		978	29.4%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	1,172	1,559	33.0%
- Cooling (d)	2,430	2,244	-7.7%
Normal - Heating (c)		1,588	-1.8%*
- Cooling (d)		2,181	2.9%*

* 2007 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees